Exhibit 10.3

PAYOFF LETTER

GRIID Infrastructure LLC

2577 Duck Creek Road

Cincinnati, OH 45212

Attention: James D. Kelly III

June 26, 2024

Re: Fourth Amended and Restated Credit Agreement, dated as of October 9, 2022 (the “Credit Agreement”), among (i) GRIID Infrastructure LLC, (“GRIID”), a Delaware limited liability company, GRIID Holdco, LLC, a Delaware limited liability company, and those additional Persons that are joined as a party thereto as borrowers by executing the form of Joinder attached thereto as Exhibit F-2 to the Credit Agreement (GRIID, together with such additional Persons, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers” and, together with GRIID, the “GRIID Parties”), (ii) each of the lenders identified as a “Lender” on Annex I attached to the Credit Agreement (together with each of its respective successors and assigns, if any, each a “Lender” and, collectively, the “Lenders”), and (iii) Blockchain Access UK Limited, acting not individually but as agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties (in such capacity, together with its successors and assigns, if any, in such capacity, herein called the “Agent”), and (iv) Blockchain Capital Solutions (US), Inc. (“Blockchain Capital” and together with the Lenders and Agent, the “Blockchain Parties” and together with the GRIID Parties, the “Parties”). Capitalized terms used and not defined in this letter shall have the respective meanings given them in the Credit Agreement.

Ladies and Gentlemen:

In consideration of the covenants and agreements contained herein and in the Bill of Sale dated the same date hereof between GRIID and Blockchain Capital (in the form attached hereto as Exhibit A, the “Bill of Sale”), and subject to the terms and conditions hereof and thereof, Borrower hereby agrees to pay the Agent $15,000,000.00 (the “Payoff Amount”) and Blockchain Capital $2,750,000.00 (the “Purchase Amount”) on or prior to July 12, 2024 (the “Termination Date”) as (i) payment and satisfaction in full of the Loans and all Obligations under the Loan Documents (including, without limitation, principal, interest, default interest, fees, penalties, costs, and expenses of any kind, and all liabilities, obligations, covenants and agreements under the Hosting Agreement) and (ii) payment in full of the purchase price for the Customer Mining Equipment (as defined in the Hosting Agreement), respectively.

The Borrower shall pay or cause to be paid: (a) the Purchase Amount in accordance with the terms of the Bill of Sale; and (b) the Payoff Amount (in immediately available funds) to:

Account Name: BLOCKCHAIN (GB) LIMITED USD OPERATING ACCOUNT

LIMITED USD OPERATING ACOUNT

Sort Code 20-36-47

Account Number 52856599

SWIFTBIC BARCGB22

IBAN GB32 BARC 2036 4752 8565 99

Effective upon receipt by the Agent of the Payoff Amount and receipt by Blockchain Capital of the Purchase Amount, in each case in cleared funds on or prior to the Termination Date (“Receipt of Payments”):

1.
the Loans and all other Obligations of the GRIID Parties under the Credit Agreement and other Loan Documents including, without limitation, principal, interest, fees, penalties, costs, and expenses of any kind, and all liabilities, obligations, covenants and agreements under the Hosting Agreement, are deemed fully paid, performed and satisfied in full;
2.
all Liens of the Blockchain Parties in the Collateral and all guaranties of the GRIID Parties under the Loan Documents are hereby terminated and released with no further action on the part of the GRIID Parties;
3.
the Loan Documents and the Hosting Agreement (together, the “Subject Agreements”) are hereby terminated and of no further force or effect;
4.
the Agent shall deliver to the GRIID Parties, and hereby authorizes the GRIID Parties to file, Uniform Commercial Code releases and/or terminations and other terminations and intellectual property releases in form acceptable for recording, terminating all of the Lenders’ and the Agents’ Liens in the Collateral, together with such further releases, termination statements, certificates, instruments and documents, each in form and substance reasonably satisfactory to GRIID, and take any other actions, as may be reasonably requested by GRIID or which are required to evidence the consummation of the payoff contemplated hereby, including without limitation termination of the Account Control Agreement dated as of July 31, 2023 among GRIID, Coinbase Custody Trust Company, LLC and the Agent and the Deposit Control Agreement dated as of March 28, 2022 among GRIID, Customer’s Bank between GRIID and the Agent;
5.
the Agent hereby authorizes GRIID, or any GRIID Party on behalf of GRIID, to prepare and file termination statements, intellectual property releases and other instruments and documents evidencing the consummation of the payoff contemplated hereby and the aforementioned termination and release;
6.
the Blockchain Parties, on their own behalf and on behalf of their Affiliates, subsidiaries, successors and assigns (collectively, the “Blockchain Releasing Parties”), do hereby forever, absolutely, unconditionally and irrevocably release, discharge and acquit the GRIID Parties of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character and irrespective of how, why or by reason of what facts, whether heretofore or now existing or hereafter discovered, or which could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, whether at law, equity or in administrative proceedings, whether at common law or pursuant to federal, state or local statute, each as though fully set forth herein at length, which either one, or any one or more of them, ever had, now have or which, absent the execution and delivery of this letter agreement (this “Agreement”), they could have, resulting from the existing or past state of things, from the beginning of the world to the end of the day upon which the Parties execute this Agreement (collectively, “Claims”) arising from, out of or in connection with any matter relating to the Subject Agreements (collectively, the “Blockchain Released Claims”);
7.
the Blockchain Releasing Parties (i) agree not to commence any legal proceedings against any of the GRIID Parties in respect of the Blockchain Released Claims; (ii) waive any rights of subrogation, contribution, reimbursement or similar rights they may have in respect of or relating to the Blockchain Released Claims; and (iii) agree not to make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the GRIID Parties;
8.
the GRIID Parties, on their own behalf and on behalf of their Affiliates, subsidiaries, successors and assigns (collectively, the “GRIID Releasing Parties”), do hereby forever, absolutely, unconditionally and irrevocably release, discharge and acquit the Blockchain Parties, and each of their Affiliates, subsidiaries, successors and assigns, and the officers, shareholders, directors, partners, members, managers, employees, parent and subsidiary corporations and partnerships, predecessors-in-interest, advisors, attorneys and agents of each (collectively with the Blockchain Parties, the “Blockchain Released Parties”), of and from any and all Claims (collectively the “GRIID Released Claims”); and
9.
the GRIID Releasing Parties (i) agree not to commence any legal proceedings against any of the Blockchain Released Parties in respect of the GRIID Released Claims, and (ii) waive any rights of subrogation, contribution, reimbursement or similar rights they may have in respect of or relating to GRIID Released Claims; and (iii) agree not to make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the Blockchain Released Parties.

Effective on and from the date as of which both (i) Receipt of Payments has occurred and (ii) Blockchain Capital is first able to freely sell and transfer, without restriction or other limitation, the shares it owns in GRIID Infrastructure Inc. (having been converted into shares of CleanSpark Inc.) (the “Release Date”):

10.
the Blockchain Releasing Parties do hereby forever, absolutely, unconditionally and irrevocably release, discharge and acquit each of the GRIID Parties’ Affiliates, subsidiaries, successors and assigns, and the officers, shareholders, directors, partners, members, managers, employees, parent and subsidiary corporations and partnerships, predecessors-in-interest, advisors, attorneys and agents of each (collectively with the GRIID Parties, the “GRIID Released Parties”) of and from any and all Claims; and
11.
the Blockchain Releasing Parties (i) agree not to commence any legal proceedings against any of the GRIID Released Parties in respect of any Claims; (ii) waive any rights of subrogation, contribution, reimbursement or similar rights they may have in respect of or relating to any Claims; and (iii) agree not to make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the GRIID Released Parties.

The following provisions are effective as of the date of this Agreement (except as otherwise specified below): Each of the Parties hereto hereby represents and warrants to the other Parties that (a) it has full authority to enter into this Agreement upon the terms and conditions hereof, to grant the release contained herein and to perform its obligations hereunder, (b) any individual executing this Agreement on its behalf and on behalf of any other Affiliates has the requisite authority to bind it and such Affiliates to this Agreement, (c) this Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Parties hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity, (d) it is the sole owner of all Blockchain Released Claims, GRIID Released Claims or Claims, as applicable, and no Person has subrogated to or has any interest or rights in any such applicable Claims, (d) it knows of no Claims against the other Parties relating to or arising out of the Subject Agreements that are not covered by the release contained in this Agreement.

Each Party understands that it may later discover Claims or facts that may be different than, or in addition to, those that it now knows or believes to exist regarding the subject matter of the release contained in this Agreement, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party's decision to enter into it and grant the release contained in this Agreement. Nevertheless, each Party intends to fully, finally and forever settle and release all Blockchain Released Claims, GRIID Released Claims or Claims, as applicable, that now exist, may exist or previously existed, as set forth in the release contained in this Agreement, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. Effective as of the Release Date, each Party hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts. The GRIID Releasing Parties and the Blockchain Relasing Parties have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Effective as of the Release Date, each Party expressly, knowingly, and intentionally waives any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

Notwithstanding anything to the contrary set forth in this Agreement, if the Payoff Amount and/or Purchase Amount is not paid by the Borrower and received by the applicable Blockchain Party hereunder (in each case in cleared funds) on or prior to the Termination Date, then this Agreement and the Bill of Sale shall automatically terminate and be of no further force or effect whatsoever, without any further action on the part of the Parties, and without any liability or further obligation on the part of the Parties hereunder, and the Subject Agreements shall be deemed to be valid, in full force and effect and enforceable in accordance with their terms.

The validity, interpretation and enforcement of this Agreement and any dispute arising out of or in connection with this Agreement, whether sounding in contract, tort or equity or otherwise, shall be governed by the internal laws (as opposed to the conflicts of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) and decisions of the State of New York.

All disputes between any of the Parties based upon, arising out of, or in any way relating to (a) this Agreement; or (b) any conduct, act or omission of any of the Parties, the Blockchain Parties, or the GRIID Parties, in each case whether sounding in contract, tort or equity or otherwise, shall be resolved only by state and federal courts located in New York County, State of New York and the courts to which an appeal therefrom may be taken.

This Agreement may be amended modified or restated only by a written instrument executed by all Parties. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

The Parties agree that this Agreement shall be binding on, and inure to the benefit of, the Parties hereto and their predecessors, successors and assigns.

This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

The Parties may sign any number of copies of this Agreement. Each signed copy shall be original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or via docusign or similar document execution methodology shall be effective as delivery of a manually executed counterpart thereof. This letter may be executed in multiple counterparts and by facsimile or such other signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BLOCKCHAIN PARTIES:

BLOCKCHAIN ACCESS UK LIMITED (as Agent)

By: /s/ Al Turnbull

Name: Al Turnbull

Title: Director

BLOCKCHAIN ACCESS UK LIMITED (as Lender)

By: /s/ Al Turnbull

Name: Al Turnbull

Title: Director

BLOCKCHAIN CAPITAL SOLUTIONS (US) INC.

By: /s/ Kevin Blackburne

Name: Kevin Blackburne

Title: President & CEO

GRIID PARTIES:

GRIID HOLDCO LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

GRIID INFRASTRUCTURE INC.

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

GRIID INFRASTRUCTURE LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and Manager

AVA DATA LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

DATA BLACK RIVER LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

GIB COMPUTE LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and Manager

JACKSON DATA LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

RED DOG TECHNOLOGIES LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and Manager

UNION DATA DINER LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and Manager

BADIN DATA LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

TULLAHOMA DATA LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

RUTLEDGE DEVELOPMENT & DEPLOYMENT LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

LAFOLLETTE DATA LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and President

GRIID HOLDINGS LLC

By: /s/ James D. Kelly III

Name: James D. Kelly III

Title: Chief Executive Officer and Managing Member

Exhibit A

Form of Bill of Sale